EXHIBIT 4.2


                             FUNDS ESCROW AGREEMENT
                             ----------------------

         This Agreement is dated as of the 28th day of October, 2004 among One Voice Technologies, Inc., a Nevada corporation (the "Company"), the Subscribers identified on Schedule A hereto (each a "Subscriber" and collectively "Subscribers"), and Grushko & Mittman, P.C. (the "Escrow Agent"):

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company and Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscriber of 7% Promissory Notes and Warrants for an aggregate purchase price of up to $1,490,000 in the amounts set forth on Schedule A hereto; and

         WHEREAS, the parties hereto require the Company to deliver the Notes and Warrants against payment therefor, with such Notes, Warrants and the Escrowed Funds to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

         WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

         NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

         1.1. DEFINITIONS. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement. Whenever used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

                  (b) "Class A Warrants" shall have the meaning set forth in
Section 3 of the Subscription Agreement;

                  (c) "Class B Warrants" shall have the meaning set forth in
Section 3 of the Subscription Agreement;

                  (d) "Escrowed Payment" means an aggregate cash payment of up to $1,490,000 which is, collectively, the Initial Closing Purchase Price and Second Closing Purchase Price;

                  (e) "Finder" shall have the meaning set forth in Section 8(a) of the Subscription Agreement;

                  (f) "Finder's Fee" shall have the meaning set forth in Section 8(a) of the Subscription Agreement and set forth on Schedule B hereto;

                  (g) "Initial Closing Date" shall have the meaning set forth in
Section 1 of the Subscription Agreement;

                  (h) "Initial Closing Legal Opinion" means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;

                  (i) "Initial Closing Notes" shall have the meaning set forth in Section 1 of the Subscription Agreement;

                  (j) "Initial Closing Purchase Price" shall mean up to
$596,000;

                  (k) "Legal Fees" shall have the meaning set forth in Section 8(b) of the Subscription Agreement;

                  (l) "Second Closing Certificate" shall have the meaning set forth in Section 2(c) of the Subscription Agreement;

                  (m) "Second Closing Date" shall have the meaning set forth in
Section 2(a) of the Subscription Agreement;

                  (n) "Second Closing Legal Opinion" shall have the meaning set forth in Section 2(c) of the Subscription Agreement;

                  (o) "Second Closing Notes" shall have the meaning set forth in
Section 2(a) of the Subscription Agreement;

                  (p) "Second Closing Purchase Price" shall mean up to $894,000;

                  (q) "Subscription Agreement" means the Subscription Agreement (and the exhibits thereto) entered into or to be entered into by the parties in reference to the sale and purchase of the Initial Closing Notes, Second Closing Notes and Warrants;

                  (r) Collectively, the executed Subscription Agreement, Initial Closing Notes, Initial Closing Legal Opinion, Second Closing Notes, Second Closing Legal Opinion, Second Closing Certificate, and Warrants are referred to as "Company Documents"; and

                  (s) Collectively, the Escrowed Payment and the executed Subscription Agreement are referred to as "Subscriber Documents".

         1.2. ENTIRE AGREEMENT. This Agreement along with the Company Documents and the Subscriber Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

         1.3. EXTENDED MEANINGS. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

         1.4. WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, Isuperseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

         1.5. HEADINGS. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.6. LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

         1.7. SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                                   ARTICLE II

                         DELIVERIES TO THE ESCROW AGENT

         2.1. INITIAL CLOSING COMPANY DELIVERIES. On or about the date hereof, the Company shall deliver to the Escrow Agent the executed Subscription Agreement, the Initial Closing Notes, Warrants, and Initial Closing Legal Opinion (collectively, the "Initial Closing Company Documents").

         2.2. SECOND CLOSING COMPANY DELIVERIES. On or prior to the Second Closing Date the Company will deliver to the Escrow Agent the Second Closing Notes, Warrants, Second Closing Certificate, and Second Closing Legal Opinion (collectively, the "Second Closing Company Documents").

         2.3. SUBSCRIBER DELIVERIES. On or before the Initial Closing Date, each Subscriber shall deliver to the Escrow Agent such Subscriber's portion of the Initial Closing Purchase Price and the executed Subscription Agreement, Security Agreement and Collateral Agent Agreement. On or before the Second Closing Date, each Subscriber will deliver such Subscriber's portion of the Second Closing Purchase Price to the Escrow Agent. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

                                 Citibank, N.A.
                                 1155 6th Avenue
                             New York, NY 10036, USA
                             ABA Number: 0210-00089
              For Credit to: Grushko & Mittman, IOLA Trust Account
                            Account Number: 45208884

         2.4. INTENTION TO CREATE ESCROW OVER COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS. The Subscriber and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

         2.5. ESCROW AGENT TO DELIVER COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS. The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

                                   ARTICLE III

              RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

         3.1. RELEASE OF ESCROW. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

                  (a) On the Initial Closing Date, the Escrow Agent will simultaneously release the Initial Closing Company Documents to the Subscriber and release the Subscription Agreement and the Initial Closing Purchase Price to the Company except that the Legal Fees will be released to the Subscriber's attorneys and the Finder's Fee in connection with the Initial Closing Purchase Price will be released to the Finders.

                  (b) On the Second Closing Date, the Escrow Agent will simultaneously release the Second Closing Company Documents to the Subscriber and release the Second Closing Purchase Price to the Company except that the Legal Fees will be released to the Subscriber's attorneys and Finder's Fee in connection with the Second Closing Purchase Price will be delivered to the Finders.

                  (c) All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

                  (d) Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

                  (e) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order.

Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

         3.2. ACKNOWLEDGEMENT OF COMPANY AND SUBSCRIBER; DISPUTES. The Company and the Subscriber acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscriber reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents. Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscriber.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

         4.1. DUTIES AND RESPONSIBILITIES OF THE ESCROW AGENT. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

                  (a) The Subscriber and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscriber or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof;
(iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

                  (b) The Subscriber and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscriber and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscriber and Company under this Agreement and to no other person.

                  (c) The Subscriber and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

                  (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscriber and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscriber and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscriber and Company. If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

                  (e) The Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

                  (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

                  (g) The Escrow Agent shall be permitted to act as counsel for the Subscriber in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscriber and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

                  (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

         4.2. DISPUTE RESOLUTION: JUDGMENTS. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

                  (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscriber and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

                  (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscriber and Company or to any other person, firm, corporation or entity by reason of such compliance.

                                    ARTICLE V

                                 GENERAL MATTERS

         5.1. TERMINATION. This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscriber and Company.

         5.2. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a) If to the Company, to:

                           One Voice Technologies, Inc.
                           6333 Greenwich Drive, Suite 240
                           San Diego, CA 92122
                           Fax: (858) 552-4474

         With a copy by telecopier only to:

                           Sichenzia, Ross, Friedman & Ference LLP
                           1065 Avenue of the Americas
                           New York, NY 10018
                           Attn: Gregory Sichenzia, Esq.
                           Fax: (212) 930-9725

(b) If to the Subscribers, to: the addresses and fax numbers listed on Schedule A hereto

(c) If to the Finder, to the addresses and fax numbers listed on Schedule B hereto.

(d) If to the Escrow Agent, to:

                           Grushko & Mittman, P.C.
                           551 Fifth Avenue, Suite 1601
                           New York, New York 10176
                           Fax: 212-697-3575
or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

         5.3. INTEREST. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, the Subscriber shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Subscriber the Subscriber's United States taxpayer identification number and other requested information and forms.

         5.4. ASSIGNMENT; BINDING AGREEMENT. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

         5.5. INVALIDITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         5.6. COUNTERPARTS/EXECUTION. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

         5.7. AGREEMENT. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

                                  ONE VOICE TECHNOLOGIES, INC.
                                  the "Company"



                                  By:___________________________________



                                  ______________________________________
                                  ALPHA CAPITAL AKTIENGESELLSCHAFT
                                  "Subscriber"



                                  ______________________________________
                                  STONESTREET LIMITED PARTNERSHIP
                                  "Subscriber"



                                  ______________________________________
                                  ELLIS INTERNATIONAL LTD.
                                  "Subscriber"



                                  ______________________________________
                                  MOMONA CAPITAL CORP.
                                  "Subscriber"


                                  ESCROW AGENT:


                                  ______________________________________
                                  GRUSHKO & MITTMAN, P.C.

                                        SCHEDULE A TO FUNDS ESCROW AGREEMENT
                                        ------------------------------------


-------------------------------------------  ---------------    ---------------   ---------------    ---------------
SUBSCRIBER                                   INITIAL CLOSING    A WARRANTS        B WARRANTS        SECOND CLOSING
                                             NOTE (INITIAL      ISSUABLE ON       ISSUABLE ON       NOTE (SECOND
                                             CLOSING PURCHASE   INITIAL CLOSING   INITIAL CLOSING   CLOSING PURCHASE
                                             PRICE)             DATE              DATE              PRICE)
-------------------------------------------  ----------------   ---------------   ---------------   ----------------
ALPHA CAPITAL AKTIENGESELLSCHAFT             $   200,000.00          3,968,254         3,968,254     $   300,000.00
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
-------------------------------------------  ---------------    ---------------   ---------------    ---------------
STONESTREET LIMITED PARTNERSHIP              $   280,000.00          5,555,556         5,555,556     $   420,000.00
33 Prince Arthur Avenue
Toronto, Ontario
M5R 1B2, Canada
Fax: (416) 323-3693
-------------------------------------------  ---------------    ---------------   ---------------    ---------------
ELLIS INTERNATIONAL LTD                      $    80,000.00          1,587,302         1,587,302     $   120,000.00
53rd Street Urbanizacion Obarrio
Swiss Tower, 16th Floor, Panama
Republic of Panama
Fax: (516) 887-8990
-------------------------------------------  ---------------    ---------------   ---------------    ---------------
MOMONA CAPITAL CORP                          $    36,000.00            714,286           714,287     $    54,000.00
3 Martha Road
Monsey, NY 10952
Fax: (845) 362-3360
-------------------------------------------  ---------------    ---------------   ---------------    ---------------
TOTALS                                       $   596,000.00                                          $   894,000.00
-------------------------------------------  ---------------    ---------------   ---------------    ---------------

                                                         10

                      SCHEDULE B TO FUNDS ESCROW AGREEMENT
                      ------------------------------------


--------------------------------------------    ---------------  --------------
PARTY                                           INITIAL CLOSING  SECOND CLOSING
--------------------------------------------    ---------------  --------------
LIBRA FINANCE, S.A. (1)                         $     4,000.00   $    6,000.00
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262
--------------------------------------------    ---------------  --------------
ELLIS INTERNATIONAL LTD. (2)                    $     1,600.00   $    2,400.00
53rd Street Urbanizacion Obarrio
Swiss Tower, 16th Floor, Panama
Republic of Panama
Fax: (516) 887-8990
--------------------------------------------    ---------------  --------------
MOMONA CAPITAL CORP. (3)                        $       720.00   $    1,080.00
3 Martha Road
Monsey, NY 10952
Fax: (845) 362-3360
--------------------------------------------    ---------------  --------------
UNISOURCE, INC. (4)                             $    29,440.00   $   44,160.00
175 Foxhollow Road
Woodbury, New York 11797
Fax: 516-364-9583
--------------------------------------------    ---------------  --------------
TOTAL                                           $    35,760.00   $   53,640.00
--------------------------------------------    ---------------  --------------

(1) Libra Finance, S.A. will 2% of Purchase Price in relation to investment by Alpha Capital Aktiengesellschaft.

(2) Ellis International Ltd. will 2% of Purchase Price in relation to investment by Ellis International Ltd.

(3) Momona Capital Corp. will 2% of Purchase Price in relation to investment by Momona Capital Corp.

(4) Unisource, Inc. will receive 6% of Purchase Price in relation to investment by Stonestreet Limited Partnership and 4% of Purchase Price in relation to investment by each of Alpha Capital Aktiengesellschaft, Ellis International Ltd., and Momona Capital Corp.


                                       11